Exhibit 1

HACKENSACK, NJ,     May 21, 2009 – First Real Estate Investment Trust (“FREIT”) announced its operating results for the six and three-month periods ended April 30, 2009. The results of operations for the six and three months are not necessarily indicative of future operating results.

RESULTS OF OPERATIONS

Real Estate revenue for the six months ended April 30, 2009 (“Current Six Months”) increased 3.0% to $21,319,000 compared to $20,706,000 for the six months ended April 30, 2008 (“Prior Six Months”). Real Estate revenue for the three months ended April 30, 2009 (“Current Quarter”) increased 3.1% to $10,570,000 compared to $10,249,000 for the three months ended April 30, 2008 (“Prior Year’s Quarter”).

Net income for the Current Six Months was $2,606,000 ($0.38 diluted) compared to $2,640,000 ($0.38 diluted) for the Prior Six Months. Net income for the Current Quarter was $1,085,000 ($0.16 diluted) compared to $1,237,000 ($0.18 diluted) for the Prior Year’s Quarter. Refer to the schedule below for a detailed analysis of the major changes that impacted revenue and net income for the six and three months ended April 30, 2009 and 2008:

	Six Months Ended April 30,			Three Months Ended April 30,
	2009	2008	Change	2009	2008	Change
	(in thousands, except per share)			(in thousands, except per share)
Real estate revenues:
Commercial properties	$11,577	$11,179	$398	$5,719	$5,484	$235
Residential properties	9,742	9,527	215	4,851	4,765	86
Total real estate revenues	21,319	20,706	613	10,570	10,249	321

Operating expenses:
Real estate operations	8,987	8,682	305	4,646	4,245	401
General and administrative	880	810	70	466	420	46
Depreciation	2,937	2,674	263	1,463	1,336	127
Total operating expenses	12,804	12,166	638	6,575	6,001	574

Operating income	8,515	8,540	(25)	3,995	4,248	(253)

Investment income	130	313	(183)	51	154	(103)

Financing costs	(5,381)	(5,818)	437	(2,666)	(2,885)	219
Minority interest in earnings of subsidiaries	(658)	(395)	(263)	(295)	(280)	(15)

Net income	2,606	2,640	(34)	1,085	1,237	(152)

Earnings per share:
Basic	$0.38	$0.39	$(0.01)	$0.16	$0.18	$(0.02)
Diluted	$0.38	$0.38	$-	$0.16	$0.18	$(0.02)

Weighted average shares outstanding:
Basic	6,945	6,781		6,942	6,799
Diluted	6,945	6,894		6,942	6,911

SEGMENT INFORMATION

The following table sets forth comparative net operating income ("NOI") data for FREIT’s real estate segments and reconciles the NOI to consolidated net income for the Current Six Months and Current Quarter, as compared to the prior year’s comparable periods:
Six Months Ended April 30:
	Commercial				Residential				Combined
	Six Months Ended				Six Months Ended				Six Months Ended
	April 30,		Increase (Decrease)		April 30,		Increase (Decrease)		April 30,
	2009	2008	$	%	2009	2008	$	%	2009	2008
	($ in thousands)				($ in thousands)				($ in thousands)
Rental income	$8,746	$8,486	$260	3.1%	$9,559	$9,438	$121	1.3%	$18,305	$17,924
Reimbursements	2,641	2,456	185	7.5%	-	-	-		2,641	2,456
Other	104	97	7	7.2%	183	89	94	105.6%	287	186
Total revenue	11,491	11,039	452	4.1%	9,742	9,527	215	2.3%	21,233	20,566

Operating expenses	4,721	4,412	309	7.0%	4,266	4,270	(4)	-0.1%	8,987	8,682
Net operating income	$6,770	$6,627	$143	2.2%	$5,476	$5,257	$219	4.2%	12,246	11,884
Average
Occupancy %	89.7%	90.0%		-0.3%	93.3%	95.2%		-1.9%

				Reconciliation to consolidated net income:
				Deferred rents - straight lining					104	92
				Amortization of acquired leases					(18)	48
				Net investment income					130	313
				General and administrative expenses					(880)	(810)
				Depreciation					(2,937)	(2,674)
				Financing costs					(5,381)	(5,818)
				Minority interest					(658)	(395)
					Net income				$2,606	$2,640

Three Months Ended April 30:
	Commercial				Residential				Combined
	Three Months Ended				Three Months Ended				Three Months Ended
	April 30,		Increase (Decrease)		April 30,		Increase (Decrease)		April 30,
	2009	2008	$	%	2009	2008	$	%	2009	2008
	($ in thousands)				($ in thousands)				($ in thousands)
Rental income	$4,387	$4,292	$95	2.2%	$4,769	$4,723	$46	1.0%	$9,156	$9,015
Reimbursements	1,236	1,071	165	15.4%	-	-	-		1,236	1,071
Other	52	52	-	0.0%	82	42	40	95.2%	134	94
Total revenue	5,675	5,415	260	4.8%	4,851	4,765	86	1.8%	10,526	10,180

Operating expenses	2,414	2,121	293	13.8%	2,232	2,124	108	5.1%	4,646	4,245
Net operating income	$3,261	$3,294	$(33)	-1.0%	$2,619	$2,641	$(22)	-0.8%	5,880	5,935
Average
Occupancy %	90.4%	90.7%		-0.3%	92.6%	94.7%		-2.1%

				Reconciliation to consolidated net income:
				Deferred rents - straight lining					53	45
				Amortization of acquired leases					(9)	24
				Net investment income					51	154
				General and administrative expenses					(466)	(420)
				Depreciation					(1,463)	(1,336)
				Financing costs					(2,666)	(2,885)
				Minority interest					(295)	(280)
					Net income				$1,085	$1,237

NOI is based on operating revenue and expenses directly associated with the operations of the real estate properties, but excludes deferred rents (straight lining), lease amortization, depreciation, financing costs and other non-operating activity. FREIT assesses and measures segment operating results based on NOI. NOI is not a measure of operating results or cash flow as measured by generally accepted accounting principles, and is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to cash flows as a measure of liquidity.

Both our commercial and residential business segments remain profitable. Still, the modest revenue growth, especially during the Current Quarter, failed to outpace the increase in operating expenses, causing combined NOI to be slightly under the Prior Year’s Quarter. The current recession has also impacted FREIT as described below.

COMMERCIAL SEGMENT
The current economic recession has reduced consumer spending, resulting in declining sales and lower profitability to some of our commercial tenants.  As a result, some tenants have closed their business; some have been put on relaxed payment plans, and some are seeking outright rent relief. Delinquencies have risen, causing us to prudently increase our allowance for doubtful accounts. To date our tenant fall-out has been minor as average occupancy has declined only 0.3%, however, we may experience additional fall-out of some smaller tenants, and if the recession is prolonged, some larger tenants.  We expect re-leasing of vacated space to take longer and, generally at lower rents that reflect current economic conditions. We expect our revenues at our commercial properties to be flat or slightly lower during fiscal 2009 than during fiscal 2008.

RESIDENTIAL SEGMENT
While average occupancy at our residential properties for the Current Six Months is at 93.3%, the effects of the economic recession are being felt. Year-to-date, occupancy has fallen 1.9% compared to the Prior Six Months, and declined 2.1% during the Current Quarter compared to the Prior Year’s Quarter. These declines are attributable to the higher than normal unemployment in our areas of operation. Additionally, we are experiencing rent reductions, a higher number of move-outs, and higher than usual incidences of delinquencies of rental payments. As with our commercial segment, we have prudently increased our allowances for doubtful accounts. We expect these trends to continue through fiscal 2009 and result in residential revenues that are flat or slightly lower than during fiscal 2008.

FUNDS FROM OPERATIONS (“FFO”)

Many consider FFO as the standard measurement of a REIT’s performance. We compute FFO as follows:

Funds From Operations ("FFO")
	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2009	2008	2009	2008
	($ in thousands)		($ in thousands)

Net income	$2,606	$2,640	$1,085	$1,237
Depreciation	2,937	2,674	1,463	1,336
Amortization of deferred mortgage costs	118	141	59	68
Deferred rents (Straight lining)	(104)	(92)	(53)	(45)
Amortization of acquired leases	18	(48)	9	(24)
Capital Improvements - Apartments	(106)	(258)	(27)	(118)
Minority interests:
Equity in earnings of affiliates	658	395	295	280
Distributions to minority interests	(563)	(595)	(443)	(268)

FFO	$5,564	$4,857	$2,388	$2,466

Per Share - Basic	$0.80	$0.72	$0.34	$0.36
Per Share - Diluted	$0.80	$0.70	$0.34	$0.36

Weighted Average Shares Outstanding:
Basic	6,945	6,781	6,942	6,799
Diluted	6,945	6,894	6,942	6,911

FFO does not represent cash generated from operating activities in accordance with accounting principles generally accepted in the United States of America, and therefore should not be considered a substitute for net income as a measure of results of operations or for cash flow from operations as a measure of liquidity. Additionally, the application and calculation of FFO by certain other REITs may vary materially from that of FREIT’s, and therefore FREIT’s FFO and the FFO of other REITs may not be directly comparable.

DIVIDENDS

The second quarter dividend of $0.30 per share is payable on June 12, 2009 to shareholders of record on June 2, 2009.

The statements in this report that relate to future earnings or performance are forward-looking. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust’s filings with the SEC including the Trust’s most recent filed report on Form 10-K and Form 10-Q.

First Real Estate Investment Trust is a publicly traded (over-the-counter – symbol FREVS) REIT organized in 1961. It has approximately $242 million (historical cost basis) of assets. Its portfolio of residential and commercial properties extends from Eastern L.I. to Maryland, with the largest concentration in Northern New Jersey.

For additional information contact Shareholder Relations at (201) 488-6400

Visit us on the web:  www.freitnj.com

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